SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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PIMCO Income Opportunity Fund

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Subject: PIMCO Closed-End Fund Proxy Vote – Reorganization of PKO and PCI into PDI

Closed-End Fund Proxy Vote:

Reorganization of PKO and PCI

with and into PDI

We are writing to inform you about the proposed reorganizations of certain PIMCO closed-end funds. Your clients will start to receive mailings and potentially other forms of outreach in connection with these proposed reorganizations. Accordingly, please see below for information that may be helpful in any related conversations you have with your clients. If you or your clients have any proxy related questions or would like to cast their vote via telephone, please call our proxy solicitor toll-free at 800.814.0439, Monday through Friday 9 a.m. to 10 p.m. Eastern time. Additionally, please don’t hesitate to reach out to your PIMCO representative should you have any questions.

If your clients vote their proxy as soon as they are able by following the instructions on their ballot, they can avoid receiving reminder mailings or telephone calls.

●

The proposals contemplate the reorganizations of PIMCO Dynamic Credit and Mortgage Income Fund (“PCI”) and PIMCO Income Opportunity Fund (“PKO” and together with PCI, the “Target Funds”) with and into PIMCO Dynamic Income Fund (“PDI” and, collectively with the Target Funds, the “Funds”) (the “Reorganizations”).

●

As noted in the definitive joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission on June 30, 2021, PDI and PKO shareholder approval will be sought at a joint special meeting of shareholders of PDI and PKO scheduled for Friday, August 6, 2021 (with any adjournments or postponements thereof, the “Special Meeting”).

●	No action is needed from shareholders of PCI. The Proxy Statement/Prospectus is being furnished to PCI shareholders for their information only.

The Proxy Statement/Prospectus is expected to be mailed on or about July 8, 2021 to all shareholders of the Funds. At this time, proxy solicitation for shareholders of PDI and PKO is also expected to begin. In addition to more standard proxy solicitation methods, your clients may also receive additional telephone calls and reminder mailings from our proxy solicitor, AST Fund Solutions.

See below for additional key points related to the Reorganizations.

●

After careful consideration, PIMCO concluded that reorganizing PCI and PKO with and into PDI is in the best interest of shareholders of each Fund and proposed the Reorganizations to each Fund’s Board of Trustees. Each Fund’s Board of Trustees approved the proposed Reorganizations, subject to approval by PKO and PDI shareholders. PCI shareholders are not required or being asked to vote.

●	The Board recommends that shareholders vote FOR the proposal.
●

If the Reorganizations occur, PDI would acquire all of the assets and liabilities of the Target Funds and the common shares of the Target Funds would, in effect, be exchanged for new common shares of PDI. PDI, in its capacity as the surviving fund after the Reorganizations, is referred to herein as the “Combined Fund”.

●

If approved, the Reorganizations are expected to close approximately two to three months after (and in any event not earlier than two months after) the Special Meeting, subject to PIMCO’s market outlook and operational considerations.

●

The Board of PDI also approved a conditional reduction in the annual management fee rate paid by PDI from 1.15% to 1.10% of PDI’s average daily total managed assets effective if and when PCI is reorganized into PDI.

●	PIMCO has agreed to a 75% management fee waiver for PKO that would be in effect for two months from the date both Reorganizations have been approved (the “PKO Fee Waiver”).
●	The contractual management fee rate of the Combined Fund will be lower than the current contractual management fee rates paid by PDI and PCI.
●

The contractual management fee rate of the Combined Fund will be higher than the current contractual management fee rate paid by PKO and the total annual expenses of the Combined Fund are estimated to be higher than PKO’s. However, PIMCO has agreed to the PKO Fee Waiver, that we estimate would partially offset the higher fees of the Combined Fund (relative to PKO) for a period of time.

●	We do not expect the Reorganizations to negatively impact PDI’s distribution rate.
●

The investment objectives of PDI and the Target Funds are substantially similar. Due to these existing similarities in the Funds’ investment strategies and holdings, we generally do not expect to reposition the Target Funds’ holdings to a significant extent in order to align with PDI’s strategies in connection with the Reorganizations.

●	The portfolio managers of PDI (Ivascyn, Murata, Anderson) will continue to be jointly and primarily responsible for managing the Combined Fund.

INVESTMENTS	INSIGHTS	CONTACT US

Past performance is not a guarantee or a reliable indicator of future results. An investment in the funds involves risk, including loss of principal. Investment return and the value of shares will fluctuate. Investments made by a Fund and the results achieved by a Fund are not expected to be the same as those made by any other PIMCO-advised Fund, including those with a similar name, investment objective or policies.

Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through a stock exchange. Closed-end funds may be leveraged and carry various risks depending upon the underlying assets owned by a fund. Investment policies, management fees and other matters of interest to investors may be found in each closed-end fund annual and semi-annual report. For additional information, please contact your investment professional.

This material is presented only to provide information and is not intended for trading purposes. For further information, please refer to the Funds’ joint Proxy Statement/Prospectus, which is incorporated herein by reference.

PIMCO as a general matter provides services to qualified institutions, financial intermediaries and institutional investors. Individual investors should contact their own financial professional to determine the most appropriate investment options for their financial situation. This material contains the current opinions of the manager and such opinions are subject to change without notice. This material has been distributed for informational purposes only and should not be considered as investment advice or a recommendation of any particular security, strategy or investment product. No part of this material may be reproduced in any form, or referred to in any other publication, without express written permission. PIMCO is a trademark of Allianz Asset Management of America L.P. in the United States and throughout the world. ©2021, PIMCO.

PIMCO Investments LLC, 1633 Broadway, New York, NY 10019, is a company of PIMCO.

For investment professional use only

CMR2021-0630-1704795

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